CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 44 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 14, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to Shareholders of Montgomery Growth Fund, Montgomery Equity Income Fund, Montgomery Small Cap Fund, Montgomery U.S. Emerging Growth Fund, Montgomery Global Opportunities Fund, Montgomery Global Communications Fund, Montgomery International Small Cap Fund, Montgomery International Growth Fund, Montgomery Emerging Asia Fund, Montgomery Emerging Markets Fund, Montgomery Select 50 Fund, Montgomery Short Duration Government Bond Fund, Montgomery Total Return Bond Fund, Montgomery Government Money Market Fund (formerly Montgomery Government Reserve Fund), Montgomery Federal Tax-Free Money Fund, Montgomery California Tax-Free Intermediate Bond Fund, and Montgomery California Tax-Free Money Fund (constituting The Montgomery Funds) and Montgomery U.S. Asset Allocation Fund (one series of The Montgomery Funds II) and our report dated June 11, 1999 relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Report to Shareholders of Montgomery Global Long-Short Fund (one series of The Montgomery Funds II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "General Information" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

San Francisco, CA
July 15, 1999